Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

TFF PHARMACEUTICALS, INC.,

A DELAWARE CORPORATION

i

ii

iii

AMENDED AND RESTATED

BYLAWS

OF

TFF PHARMACEUTICALS, INC.,
a Delaware Corporation

Article I

IDENTIFICATION; OFFICES

SECTION 1.1. Name. The name of the corporation is TFF PHARMACEUTICALS, INC., a Delaware corporation (the “Corporation”).

SECTION 1.2. Principal Office; Other Offices. The Board of Directors may fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.

Article II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these Bylaws.

SECTION 2.2. Special Meeting. A special meeting of the stockholders may be called by the President of the Corporation, the Board of Directors, or by such other officers or persons as the Board of Directors may designate, but special meetings may not be called by any other person or persons.

SECTION 2.3. Place of Stockholder Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

SECTION 2.4. Notice of Meetings. Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given in writing or electronic transmission stating the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. Such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place in accordance with Section 2.5 of these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5. Quorum and Adjourned Meetings. Unless otherwise provided by law or the Corporation's Certificate of Incorporation, a majority of the shares entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person, by remote communication, if applicable, or represented by proxy at such meeting, the meeting may be adjourned, from time to time, by the chairman of the meeting or by vote of a majority of the shares so represented without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

SECTION 2.6. Fixing of Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.7. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, (ii) if not so specified, at the place where the meeting is to be held or (iii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.8. Voting. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation of the Corporation or these Bylaws, all matters other than the election of directors shall be determined by the affirmative vote of a majority of the votes cast with respect to that matter (for purposes of this Bylaw, votes cast shall exclude “abstentions” and any “broker non-votes” with respect to that question to be voted on).  Directors shall be elected by plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by a proxy at the meeting entitled to vote on the election of directors. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law or these Bylaws, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 2.6 of these Bylaws, shall be entitled to vote at any meeting of stockholders.

SECTION 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders.

SECTION 2.11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his or her act binds all; (ii) if more than one votes, the act of the majority so voting binds all; (iii) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (iii) shall be a majority or even-split in interest.

SECTION 2.12. Informal Action of Stockholders. Effective upon the registration of any class of the Corporation’s equity securities under Section 12 of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission. At all times prior thereto, unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

SECTION 2.13. Organization.

(a) Such person as the Board of Directors may designate or, in the absence of such a designation, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person, by remote communication, if applicable, or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. In the absence of the Secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as Secretary at the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

SECTION 2.14. Notice of Stockholder Nominations and Business.

(a) Annual Meetings of Stockholders. Nominations of one (1) or more individuals for election to the Board of Directors (each, a “Nomination”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting or any supplement thereto; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.14 is delivered to the President or the principal executive officer of the Corporation, who is entitled to vote at the meeting, and who complies with the procedures and other requirements set forth in this Section 2.14.

(b) Special Meetings of Stockholders. Only such Business shall be brought before and conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.14 is delivered to the President or the principal executive officer of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the procedures and other requirements set forth in this Section 2.14.

(c) Stockholder Nominations.

(i) Only individual(s) subject to a Nomination made in compliance with the procedures and other requirements set forth in this Section 2.14 shall be eligible for election at an annual or special meeting of stockholders, and any individual(s) subject to a Nomination not made in compliance with this Section 2.14 shall not be considered nor acted upon at such meeting of stockholders.

(ii) For Nominations to be properly brought before an annual or special meeting of stockholders by a stockholder pursuant to Section 2.14(a)(iii) or Section 2.14(b)(ii), respectively, the stockholder must have given timely notice thereof in writing to the President or the principal executive officer of the Corporation at the Corporation’s principal place of business pursuant to this Section 2.14. To be timely, the stockholder’s notice must be delivered to the President or the principal executive officer of the Corporation as provided in Section 2.14(c)(iii) or Section 2.14(c)(iv), as applicable, in the case of an annual meeting of stockholders, and Section 2.14(c)(v), in the case of a special meeting of stockholders, respectively.

(iii) In the case of an annual meeting of stockholders, to be timely, any Nomination made pursuant to Section 2.14(a)(iii) shall be delivered to the President or the principal executive officer of the Corporation at the Corporation’s principal place of business not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date on which the annual meeting of stockholders in the preceding year was convened; provided, however, that if the date of the annual meeting to be held in the current year (and in respect of which a Nomination is being made pursuant to Section 2.14(a)(iii)) is more than thirty (30) days before or after the first anniversary of the date on which the annual meeting of stockholders in the preceding year was convened, notice of Nomination by the stockholder, to be timely, must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting of stockholders to be held in the current year and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the date of the annual meeting of stockholders to be held in the current year or (y) the tenth (10th) day next following the day on which public announcement of the date of the annual meeting of stockholders to be held in the current year is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) Notwithstanding Section 2.14(c)(iii), if the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date on which the annual meeting of stockholders in the preceding year was convened, the stockholder’s notice of Nomination required by this Section 2.14 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the President or the principal executive officer of the Corporation at the Corporation’s principal place of business not later than the close of business on the tenth (10th) day next following the day on which such public announcement of additional directorships is first made by the Corporation.

(v) In the case of a special meeting of stockholders, to be timely, any Nomination made pursuant to Section 2.14(b)(ii) shall be delivered to the President or the principal executive officer of the Corporation at the Corporation’s principal place of business not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting of stockholders and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the date of such special meeting of stockholders or (y) the tenth (10th) day next following the day on which public announcement of the date of such special meeting of stockholders and of the nominees proposed by the Board of Directors to be elected at such special meeting of stockholders is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(vi) A stockholder’s notice of Nomination(s) pursuant to Section 2.14(a)(iii) or Section 2.14(b)(ii) shall set forth: (A) as to any Nomination to be made by such stockholder, (1) all information relating to the individual subject to such Nomination that is required to be disclosed in opposition proxy statements for the election of directors filed by dissident or insurgent stockholders with the U.S. Securities and Exchange Commission (“SEC”) and mailed to stockholders, at such dissident’s or insurgent’s own expense, in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), irrespective of whether the Exchange Act in fact applies to either the Nomination or the Corporation, and (2) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director of the Corporation if elected; and (B) as to the stockholder giving the notice and the beneficial owner of the Corporation’s capital stock, if any, on whose behalf the Nomination is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class, series, and number of shares of capital stock of the Corporation that are beneficially owned, within the meaning of Rule 13d-1 (or any successor thereto) under the Exchange Act, and/or owned of record, by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and that such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (4) a representation whether the stockholder or the beneficial owner, if any, intends or is a member of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the individual subject to the Nomination, and/or (y) otherwise to solicit proxies from stockholders of the Corporation in support of the election as directors of the individual(s) in respect of whom such Nomination is being made, (5) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the Corporation, and (6) any direct or indirect pecuniary interest of such stockholder and/or such beneficial owner in any contract with the Corporation or any affiliate of the Corporation or any material contract with any principal competitor of the Corporation.

(vii) To be eligible to be a nominee for initial election as a director of the Corporation at any annual or special meeting of stockholders, an individual must deliver (in accordance with the time periods prescribed for delivery of notice in compliance with this Section 2.14) to the President or the principal executive officer of the Corporation, at the Corporation’s principal place of business, a written questionnaire with respect to the background, experience and qualifications of such individual and the background of any other person on whose behalf the Nomination is being made (which questionnaire shall be furnished by the Secretary for completion by such nominee and such other person) and a written representation and agreement (in the form furnished by the Secretary) that such individual:

(A) is not and will not become a party to, and is not and will not be bound by, (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such individual, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment or other contractual arrangement or fiduciary capacity that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law;

(B) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, indemnification or advancements in connection with any service, action or omission in his or her capacity as a director of the Corporation that has not been disclosed to the Corporation;

(C) is not and will not become a party to any Derivative Securities Agreement (as defined below) that has not been disclosed to the Corporation; and

(D) in his or her individual capacity and for and on behalf of any person on whose behalf the Nomination is being made, will be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, business conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (and that, to evidence such individual’s undertaking and commitment to so comply, such individual will enter into all such agreements and instruments that the Corporation requires of each of its directors).

(viii) In addition, the Corporation may require any individual subject to Nomination to furnish (A) such information as is required to be set forth in the stockholder’s notice of Nomination of such individual pursuant to this Section 2.14(c) as of a date subsequent to the date on which the notice of Nomination with respect to such individual was delivered and (B) such other information as may reasonably be required by the Corporation to determine the qualifications and suitability of such individual to serve as a director of the Corporation, the eligibility of such individual to serve as an “independent director” or “audit committee financial expert” of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information as could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. If such individual fails to furnish such requested information, such Nomination shall not be considered made in compliance with this Section 2.14 and shall be disregarded and shall not be considered at the meeting of stockholders before which such Nomination is proposed to be brought.

(d) Stockholder Business.

(i) For any Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 2.14(a)(iii), any such proposed Business must constitute a proper matter for stockholder action in accordance with the Certificate of Incorporation, these Bylaws and applicable law. Only Business brought before such annual meeting of stockholders in compliance with the procedures and other requirements set forth in this Section 2.14 shall be considered and acted upon at such annual meeting of stockholders; provided, however, that nothing in this Section 2.14 shall be deemed to affect the rights or obligations, if any, of stockholders of the Corporation to request inclusion of Business proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (to the extent that the Corporation or such Business proposals are subject to Rule 14a-8).

(ii) To be timely, any such written notice of a proposal of Business pursuant to Section 2.14(a)(iii) shall be delivered to the President or the principal executive officer of the Corporation at the Corporation’s principal place of business not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date on which the annual meeting of stockholders in the preceding year was convened; provided, however, that if the date of the annual meeting to be held in the current year (and before which a proposal of Business is being brought pursuant to Section 2.14(a)(iii)) is more than thirty (30) days before or after the first anniversary of the date on which the annual meeting of stockholders in the preceding year was convened, notice of a proposal of Business by the stockholder, to be timely, must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of the annual meeting of stockholders to be held in the current year and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the date of the annual meeting of stockholders to be held in the current year or (y) the tenth (10th) day next following the day on which public announcement of the date of the annual meeting of stockholders to be held in the current year is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) A stockholder’s notice of a proposal of Business pursuant to Section 2.14(a)(iii) shall set forth: (A) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner of the Corporation’s capital stock, if any, on whose behalf the proposal is made; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such Business is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class, series, and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, (4) a representation whether the stockholder or the beneficial owner, if any, intends or is a member of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposed Business, and/or (y) otherwise to solicit proxies from stockholders of the Corporation in support of such Business, (5) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the Corporation, and (6) any direct or indirect pecuniary interest of such stockholder and/or such beneficial owner in any contract with the Corporation or any affiliate of the Corporation or in any material contract with any principal competitor of the Corporation.

(e) General.

(i) Except as otherwise provided by law, the person presiding over any meeting of stockholders shall have the power and duty (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 2.14, and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 2.14, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered, conducted or transacted. Notwithstanding the foregoing provisions of this Section 2.14, if the stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered, conducted or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) A stockholder providing notice of any Nomination pursuant to Section 2.14(a)(iii) or Section 2.14(b)(ii) or a proposal of Business pursuant to Section 2.14(a)(iii) proposed to be brought before an annual or special meeting of stockholders shall further update and supplement such notice, if necessary, from time to time, so that the information furnished or required to be furnished in such notice pursuant to this Section 2.14 shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary not later than five (5) business days following the occurrence of any event, development or occurrence that would cause the previously furnished information to be not true and correct in all material respects.

(iii) If any information furnished by any stockholder pursuant to this Section 2.14 in connection with a Nomination pursuant to Section 2.14(a)(iii) or Section 2.14(b)(ii) or a proposal of Business pursuant to Section 2.14(a)(iii) is inaccurate or incomplete in any material respect, such information may be deemed not to have been furnished, and the Nomination or Business, as applicable, in respect of which such information is required to be furnished pursuant to this Section 2.14 may be deemed not to have been made or proposed in compliance with the procedures and other requirements of this Section 2.14. Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness in any such information promptly (and in any event within two (2) business days) of becoming aware of such inaccuracy or incompleteness. Within five (5) business days after the record date related to the annual or special meeting of stockholders before which such Nomination or Business, as applicable, is proposed to brought or, upon written request by the Corporation, within five (5) business days of delivery of such request (or such other period as may be specified in such request), any such stockholder shall deliver to the President or the principal officer of the Corporation, at the Corporation’s principal place of business, (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy or certify the completeness of any information furnished or required to be furnished by the stockholder pursuant to this Section 2.14 in connection with such Nomination or Business, as applicable, and (B) a written update of any information submitted by the stockholder pursuant to this Section 2.14 in connection with such Nomination or Business, as the case may be, as of the record date related to such annual or special meeting of stockholders or a date not later than the date of delivery of such request by the Corporation. If a stockholder fails to furnish such written verification or written update within such period, the information as to which such written verification or a written update was requested may be deemed not to have been furnished, and the Nomination or Business, as applicable, in respect of which such information is required to be furnished pursuant to this Section 2.14 may be deemed not to have been made or proposed in compliance with the procedures and other requirements of this Section 2.14.

(iv) Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to Nominations or proposals of Business to be considered.

(f) Certain Definitions.

(i) For purposes of this Section 2.14, “public announcement” shall mean the first public disclosure by the Corporation in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or disclosed by the Corporation in a document publicly filed by the Corporation with the SEC.

(ii) For purposes of this Section 2.14, “Derivative Securities Arrangement” means any direct or indirect:

(A) transaction or series of transactions, instrument, contract, agreement, arrangement, understanding or relationship with respect to any right, option, warrant, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the Corporation, or similar instrument, including, without limitation, transactions, instruments, contracts, agreements, arrangements, understandings or relationships of the type contemplated Rule 16a-1(b) or Rule 16(c)(6) under the Exchange Act, which gives such person (or any of such person’s affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the Corporation;

(B) transaction or series of transactions, agreement, arrangement, understanding, proxy or relationship that included or includes an opportunity for such person (or such person’s affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to receive or share in the receipt of dividends payable on any security of the Corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person (or such person’s affiliates or associates) was, is or will be entitled to vote, in each case under (A) and this (B) of this Section 2.14(e)(ii), including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(C) transaction or series of transactions, plan, agreement, arrangement, understanding or relationship with respect to the borrowing or lending of securities of the Corporation or any interest therein,

in each case under clauses (A), (B) and (C) above, without regard to whether (1) such derivative conveys any voting rights in any securities of the Corporation to such person (or any of such person’s affiliates or associates), (2) the derivative is required to be, or is capable of being, settled through delivery of any securities of the Corporation, or (3) such person (or any of such person’s affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative.

(iii) For purposes of this Section 2.14, (A) an “affiliate” of or person “affiliated” with, a specified person, is a person that directly, or indirectly through one (1) or more intermediaries, controls or is controlled by, or is under common control, with the person specified, and (B) an “associate,” when used to indicate a relationship with any person, means (1) a Corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its subsidiaries.

Article III

DIRECTORS

SECTION 3.1. Number and Tenure of Directors. The initial number of directors that shall constitute the entire Board shall be not less than one (1) and no more than nine (9) with the exact number to be determined from time to time by the resolution of the Board. This Section 3.1 may be changed by a duly adopted amendment to the Certificate of Incorporation or by a Bylaw amending this Section 3.1.

SECTION 3.2. Election of Directors. Directors shall be elected at the annual meeting or any special meeting of stockholders or appointed pursuant to Section 3.8. In all elections for directors, every stockholder shall have the right to vote the number of shares owned by such stockholder for each director to be elected. Unless otherwise required by law or the Certificate of Incorporation the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.

SECTION 3.3. Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

SECTION 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or at least one-third of the number of directors constituting the entire Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.5. Notice of Special Meetings of the Board of Directors. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.6. Quorum. A majority of the total number of directors fixed by these Bylaws, or in the absence of a Bylaw which fixes the number of directors, the number stated in the Certificate of Incorporation or named by the Board pursuant to Section 3.1, shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.7. Voting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the DGCL or the Certificate of Incorporation requires a vote of a greater number.

SECTION 3.8. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the Board of Directors then in office, although such majority may be less than a quorum, or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed by the Board of Directors to fill a vacancy shall serve until the next meeting of stockholders at which directors are elected.

SECTION 3.9. Removal of Directors. A director, or the entire Board of Directors, may be removed, with or without cause, by the holders of 66 2/3% of the shares then entitled to vote at an election of directors.

SECTION 3.10. Informal Action of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission (including electronic mail), and the writing or writings or electronic transmission or transmissions (including electronic mail) are filed with the records of proceedings of the Board or committee.

SECTION 3.11. Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.11 shall constitute presence in person at such meeting.

Article IV

WAIVER OF NOTICE

SECTION 4.1. Written Waiver of Notice. A written waiver of any required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article V

COMMITTEES

SECTION 5.1. General Provisions. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant to Section 253 of the DGCL.

Article VI

OFFICERS

SECTION 6.1. General Provisions. The Board of Directors shall elect a President and a Secretary of the Corporation. The Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 6.4. The Chief Executive Officer. The Board of Directors shall designate whether the Chairman of the Board, if one shall have been chosen, or the President shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated Chief Executive Officer, then the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. The Chief Executive Officer shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.

SECTION 6.5. The President. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has not been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.6. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the Board of Directors. If the Chairman of the Board has not been designated Chief Executive Officer, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and perform such other duties as may be assigned to the Chairman of the Board by the Board of Directors.

SECTION 6.7. Vice Chairman of the Board. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, if the Chairman of the Board has been designated Chief Executive Officer, the Vice Chairman, or if there be more than one, the Vice Chairmen, in the order determined by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times, the Vice Chairman or Vice Chairmen shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.8. The Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.9. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 6.10. The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.11. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 6.12. The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.13. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any portion of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 6.14. Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services rendered to the Corporation.

Article VII

CERTIFICATES FOR SHARES

SECTION 7.1. Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertified shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

SECTION 7.2. Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all of the rights and powers of an owner of shares.

SECTION 7.4. Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person's legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

Article VIII

DIVIDENDS

SECTION 8.1. Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation's capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.

Article IX

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 9.2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.4. Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositories as determined by the Board of Directors.

Article X

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

SECTION 10.1. Indemnification of Directors. The Corporation shall, to the maximum extent and in the manner permitted by Section 145 of the DGCL, indemnify each of its directors against expenses judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 145 of the DGCL), arising by reason of the fact that such person is or was a director of the Corporation. For purposes of this Article X, a “director” of the Corporation includes any person (i) who is or was a director of the Corporation, (ii) who is or was serving at the request of the Corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

SECTION 10.2. Indemnification of Others. The Corporation shall have the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its employees, officers, and agents (other than directors) against expenses (as defined in Section 145 of the DGCL), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 145 of the DGCL), arising by reason of the fact that such person is or was an employee, officer or agent of the Corporation. For purposes of this Article X, an “employee” or “officer” or “agent” of the Corporation (other than a director) includes any person (i) who is or was an employee, officer, or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee, officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

SECTION 10.3. Indemnity Not Exclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnify hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

SECTION 10.4. Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article X.

Article XI

AMENDMENTS

SECTION 11.1. Amendments. These Bylaws may be adopted, amended or repealed by either the Board of Directors or the Corporation’s stockholders.

Article XII

venue selection

SECTION 12.1. Exclusive Forum for Certain Litigation. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Notwithstanding the foregoing, this Article XII shall not restrict the selection of the forum for any action brought under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder.

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